Filed Pursuant to Rule 424(b)(5)
                                   Registration No. 33-52301


PRICING SUPPLEMENT NO.   21    DATED   November 8, 1995
(To Prospectus dated February 25, 1994 and Prospectus Supplement dated March 24, 1994)

General American Transportation Corporation

Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


FIXED RATE NOTES

Principal Amount:  $10,000,000.00                      Issue Price:  100%

Original Issue Date: November 10, 1995  Stated Maturity Date: November 10, 2000
Form:      X  Book-Entry      Certificated
         ----            -----
Interest Rate:  6.36%

Interest Payment Dates:
   Semi-annually on each June 15 and December 15, commencing December 15, 1995

Optional Interest Rate Reset:       Yes   X  No
                               -----   -----
     Optional Reset Dates:

Optional Extension of Maturity:       Yes      X   No
                                 -----       -----
     Extension Period:
     Number of Extension Periods:
     Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

     The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Morgan Stanley & Co. Incorporated

Acting as:            Agent             100% price to purchaser(s)
                -----
                  X   Principal            To be reoffered to the public
                -----                ----- initially at 100%
                                        X  To be reoffered at varying prices
                                     ----- related to prevailing market prices
                                           To be reoffered to dealers with a
                                     ----- reallowance not to exceed    % of the
                                           Commission or Fee         ---
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